_________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 14, 2004

           Aegis Asset Backed Securities Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-110187	43-1964014
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  800-991-5625

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

Filed concurrently herewith under Form SE are certain materials (the “Computational  Materials”) furnished to the Registrant by Bear, Stearns & Co. Inc., as representative of the several underwriters (the “Representative”), in respect of Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 2004-2, Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3 Certificates (the “Certificates”).  The Certificates are being offered pursuant to a Prospectus Supplement dated April 7, 2004, and the related Prospectus dated April 7, 2004 (together, the “Prospectus”), which are being filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (No. 333-110187) (the “Registration Statement”).  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Representative, and the Registrant did not prepare or participate (other than providing the background information concerning each underlying pool of assets upon which the Computational Materials are based to the Underwriter) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

_______________

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials. (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGIS ASSET BACKED SECURITIES

CORPORATION

By: /s/  Stuart D. Marvi

Name:  Stuart D. Marvin
Title:    Executive Vice President

Dated: April 14, 2004

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

P

Exhibit 99.1     Computational Materials (P)

[Filed on Form SE pursuant to Rule 311(j)]